SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
May  19, 2006

HEALTHTRONICS, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-30406	58-2210668

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Capital of Texas Highway, Suite 200B
Austin, Texas 78746
(Address of principal executive office including Zip Code)

(512) 328-2892

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On May 19, 2006, the Board of Directors of HealthTronics, Inc. (the “Company”) appointed Sam B. Humphries to the Company’s Board of Directors. Mr. Humphries was appointed President and Chief Executive Officer of the Company effective on May 11, 2006. The material terms of his employment agreement with the Company are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 1, 2006. In joining the Company, Mr. Humphries resigned from his position as President and Chief Executive Officer of Uroplasty, Inc., a publicly-traded medical device company, in which positions he served since January 2005. He was previously a partner of Ascent Medical Technology Fund, L.P., a venture capital fund founded in 1995. Mr. Humphries has over 25 years experience in the healthcare and medical device industry, including serving as President and Chief Executive Officer of American Medical Systems, Inc., a publicly-traded manufacturer of medical devices primarily for the urology market. Mr. Humphries serves on the Board of Directors of Uroplasty, Inc., Criticare Systems, Inc. and Universal Hospital Services, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHTRONICS, INC. (Registrant)

Date: May 19, 2006	By:	/s/ James S.B. Whittenburg

	Name: Title:	James S.B. Whittenburg President – AK Specialty Vehicles,
Senior Vice President –
Development and General Counsel